Registration No. 333-________
                                       As filed with the Securities and Exchange
                                       Commission on January 19, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             Oneida Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                       (To be applied for)
(State of Incorporation)                       (IRS Employer Identification No.)

                                 182 Main Street
                           Oneida, New York 13421-1676
                    (Address of Principal Executive Offices)

                           ---------------------------


                               Oneida Savings Bank
               401(k) Profit Sharing Plan in RSI Retirement Trust
                            (Full Title of the Plans)


                                   Copies to:
        Michael R. Kallet                            Alan Schick, Esquire
President and Chief Executive Officer              Joanne Jacobson, Esquire
     Oneida Financial Corp.                 Luse Lehman Gorman Pomerenk & Schick
       182 Main Street                           A Professional Corporation
  Oneida, New York  13421-1676                 5335 Wisconsin Ave., N.W., #400
        (315) 363-2000                             Washington, D.C.  20015
                                                       (202) 274-2000
 (Name, Address and Telephone
  Number of Agent for Service)

                           ---------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                         CALCULATION OF REGISTRATION FEE


       Title of                                         Proposed                 Proposed
      Securities                 Amount                  Maximum                  Maximum                Amount of
         to be                    to be              Offering Price              Aggregate             Registration
      Registered               Registered               Per Share             Offering Price                Fee
-----------------------  ----------------------- ----------------------- ------------------------- ---------------------

401(k) Participation
Interests                          (1)                   $0(2)                        $0(2)                 --(2)





--------------
(1)      Represents an indeterminate number of interests in the Oneida Savings Bank 401(k) Profit Sharing Plan in RSI
         Retirement Trust (the "Plan").
(2)      The  registration  fee has been  determined  pursuant to Securities Act Rule 457(h)(2).

                                       ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Oneida Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1) and are filed as Exhibit 4.1.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     The Company's Registration Statement on Form S-1 originally filed by the Company under the Securities Act of 1933 with the SEC on September 17, 1998, and as amended on November 2, 1998, November 10, 1998 and November 12, 1998 (the "Form S-1") (SEC File No. 333-63603).

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Not applicable.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         5        Opinion  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation as to the legality of participation interests registered hereby.

         23.1     Consent  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation (contained in the opinion included as Exhibit 5).

         99.1     401(k) Prospectus  Supplement (incorporated  by  reference  to
                  Exhibit 99.4 to the Form S-1).

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------

         5        Opinion  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation as to the legality of the Common Stock registered hereby.

         23.1     Consent  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation (contained in the opinion included as Exhibit 5).

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oneida, state of New York, on this 12th day of January, 1999.

                                                            Oneida Financial Corp.



                                                             By:      /s/ Michael R. Kallet
                                                                      Michael R. Kallet, President and
                                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By:      /s/ Michael R. Kallet                                By:      /s/ Eric E. Stickels
         -----------------------------------------                     ------------------------------------
         Michael R. Kallet                                             Eric E. Stickels
         President and Chief Executive Officer (Principal              Senior Vice President and Chief
         Executive Officer)                                            Financial Officer (Principal Financial and
                                                                       Accounting Officer)



By:      /s/ Nicholas J. Christakos                           By:      /s/ Patricia D. Caprio
         -----------------------------------------                     ------------------------------------
         Nicholas J. Christakos,  Chairman of the Board                Patricia D. Caprio, Director

         Date: January 12, 1999                                        Date: January 12, 1999

By:      /s/ Edward J. Clarke                                 By:      /s/ James J. Devine, Jr.
         -----------------------------------------                     ------------------------------------
         Edward J. Clarke, Director                                    James J. Devine, Jr., Director

         Date: January 12, 1999                                        Date: January 12, 1999

By:      /s/ John E. Haskell                                  By:      /s/ Rodney D. Kent
         -----------------------------------------                     ------------------------------------
         John E. Haskell, Director                                     Rodney D. Kent, Director

         Date: January 12, 1999                                        Date: January 12, 1999

By:      /s/ William D. Matthews                              By:      /s/ Michael W. Milmoe
         -----------------------------------------                     ------------------------------------
         William D. Matthews, Director                                 Michael W. Milmoe, Director

         Date: January 12, 1999                                        Date:  January 12, 1999

By:      /s/ Richard B. Meyers                                By:      /s/ Frank O. White, Jr.
         -----------------------------------------                     ------------------------------------
         Richard B. Meyers, Director                                   Frank O. White, Jr., Director

         Date:  January 12, 1999                                       Date:  January 12, 1999

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

                [Luse Lehman Gorman Pomerenk & Schick Letterhead]


                                                                  (202) 274-2000

January 15, 1999

Board of Directors
Oneida Financial Corp.
182 Main Street
Oneida, New York  13421-1676

                  Re:      Oneida Savings Bank 401(k)
                           Profit Sharing Plan in RSI Retirement Trust
                           Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the Oneida Savings Bank 401(k) Profit Sharing Plan in RSI Retirement Trust (the "Plan"). We have reviewed the Oneida Financial Corp.'s (the "Company") Certificate of Incorporation, the Plan, the Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the participation interests in the Plan will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8. Very truly yours,


                                        /s/ Luse Lehman Gorman Pomerenk & Schick
                                        ----------------------------------------
                                        Luse Lehman Gorman Pomerenk & Schick
                                        A Professional Corporation